EXHIBIT 1.1

DEALER-MANAGER AGREEMENT

OMNICARE, INC.

February     , 2005

LEHMAN BROTHERS INC.

745 Seventh Avenue, 3rd Floor

New York, New York 10019

Ladies and Gentlemen:

1. The Exchange Offer. Omnicare, Inc., a Delaware corporation (the “Company”), intends to offer to exchange (together with any amendments and extensions thereof, the “Exchange Offer”) the Series B 4.00% Trust Preferred Income Equity Redeemable Securities[1] (the “New Securities”) of Omnicare Capital Trust II (the “Trust”) for any and all of the outstanding 4.00% Trust Preferred Income Equity Redeemable Securities of Omnicare Capital Trust I (the “Old Securities”), on the terms and subject to the conditions set forth in the Prospectus and related Letter of Transmittal (each as defined below).

Each New Security has a stated liquidation amount of $50 per security and will represent an undivided beneficial ownership interest in the assets of the Trust, which assets will consist solely of the Series B 4.00% Junior Subordinated Convertible Debentures due 2033 (the “New Debentures”) of the Company, to be issued pursuant to the Third Supplemental Indenture (the “New Indenture”), to be entered into between the Company and SunTrust Bank, as indenture trustee (in such capacity, the “Indenture Trustee”), to the indenture, dated as of June 13, 2003, between the Company and the Indenture Trustee.

The New Securities will be convertible into cash and, if applicable, duly and validly issued, fully paid and nonassessable shares of common stock, par value $1.00 per share (the “Common Stock”), of the Company (such shares, the “Conversion Shares”) on the terms, and subject to the conditions, set forth in the Amended and Restated Trust Agreement (as defined below).

Certain payments on the New Securities will be guaranteed (the “New Guarantee”) by the Company pursuant to the Guarantee Agreement (the “New Guarantee Agreement”) to be entered into between the Company and JPMorgan Chase Bank, N.A., as guarantee trustee (in such capacity, the “Guarantee Trustee”).

[1]	“Preferred Income Equity Redeemable Securities(SM)” and “PIERS(SM)” are service marks owned by Lehman Brothers Inc.

The Trust was formed on February 7, 2003 pursuant to a trust agreement dated as of February 7, 2003 executed by the Company, as depositor, and Chase Manhattan Bank USA, National Association, as Delaware trustee (in such capacity, the “Delaware Trustee”), and a certificate of trust dated as of February 7, 2003 (the “Trust Certificate”) filed with the Secretary of State of the State of Delaware. The Trust will be governed by, and the New Securities will be issued under, the Amended and Restated Trust Agreement (the “Amended and Restated Trust Agreement”), among the Company, JPMorgan Chase Bank, N.A., as property trustee (in such capacity, the “Property Trustee”), the Delaware Trustee and David W. Froesel, Jr. and Thomas R. Marsh, as the initial administrative trustees (in such capacities, the “Administrative Trustees”).

The Prospectus, the Letter of Transmittal, the Registration Statement, the Tender Offer Statement (each as defined below), all statements and other documents filed or to be filed with any federal, state or local governmental or regulatory agency or authority, in each case in connection with the Exchange Offer including any exhibits thereto, any advertisements, press releases or summaries relating to the Exchange Offer and any forms of letters to brokers, dealers, banks, trust companies and other nominees relating to the Exchange Offer, in each case in the form first authorized for use by either the Company or the Trust in connection with the Exchange Offer and furnished to the Dealer-Manager, and thereafter in each case together with any amendments and supplements thereto made in accordance with the terms of this agreement (this “Agreement”), are collectively referred to as the “Exchange Offer Materials.”

2. Appointment as Dealer-Manager. The Company hereby appoints Lehman Brothers Inc. (“Lehman Brothers”) as sole dealer-manager in connection with the Exchange Offer (in such capacity, the “Dealer-Manager”), and the Company hereby authorizes Lehman Brothers to act as such in connection with the Exchange Offer. On the basis of the representations and warranties and agreements of the Company contained in this Agreement and subject to and in accordance with the terms and conditions hereof, Lehman Brothers agrees in accordance with its customary practice to the extent requested by the Company, and in accordance with all applicable United States laws and regulations, to assist in the solicitation of tenders of the Old Securities pursuant to the Exchange Offer and to communicate with brokers, dealers, banks, trust companies, nominees and other persons with respect to the Exchange Offer.

3. No Liability for Acts of Brokers, Dealers, Banks, Trust Companies, Nominees and Others. The Dealer-Manager shall not be subject to any loss, claim, damage, liability or expense owed to the Company, the Trust or any of their affiliates or subsidiaries for any act or omission on the part of any broker or dealer in securities (other than itself), bank, trust company, nominee or any other person related thereto, and the Dealer-Manager shall not be liable for its own acts or omissions in performing its obligations as Dealer-Manager except for any losses, claims, damages, liabilities and expenses determined by a court of competent jurisdiction to have resulted directly from any such acts or omissions undertaken or omitted to be taken by it through its gross negligence, bad faith or willful misconduct. In soliciting or obtaining tenders of Old Securities, the Company hereby acknowledges that Lehman Brothers, as Dealer-Manager, is and will be acting as an independent contractor and shall not be deemed to be acting as the agent of the Company, the Trust or as the agent of any broker, dealer, bank, trust company, nominee or other person and no broker, dealer, bank, trust company, nominee or other person shall be deemed to be acting as the agent of the Dealer-Manager, the agent of the Company, the Trust, or the agent of any of the affiliates or subsidiaries of the Company or the Trust.

4. The Exchange Offer Materials; Commencement; Withdrawal.

(a) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations of the Commission under the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable rules and regulations of the Commission under the Exchange Act, a registration statement on Form S-4 (File No. 333-[    ]), including a Prospectus, covering the registration of the exchange of New Securities for Old Securities in the Exchange Offer. The term “Registration Statement” as used in this Agreement shall mean such registration statement, including financial statements, schedules and exhibits, and the documents incorporated by reference therein, in the form in which it was filed and, in the event of any further amendment or supplement thereto made in accordance with the terms of this Agreement, shall also mean (from and after the filing of such amendment or supplement) such registration statement as so amended or supplemented. The term “Prospectus” as used in this Agreement shall mean the prospectus included in the Registration Statement and, in the event of any further amendment or supplement thereto made in accordance with the terms of this Agreement, shall also mean (from and after the time it is first provided by the Company for use in connection with the Exchange Offer) such prospectus as so amended or supplemented. Any reference herein to the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 13 of Form S-4 under the Securities Act, as of the date of the Prospectus, and any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any documents filed after the date of the Prospectus under the Exchange Act and incorporated by reference in the Prospectus. The term “Letter of Transmittal” as used in this Agreement shall mean the letter of transmittal to be used by holders of the Old Securities (the “Holders”) tendering outstanding Old Securities pursuant to the Exchange Offer, in the form included in the Registration Statement.

(b) The Company has filed with the Commission under the Exchange Act and the rules and regulations promulgated thereunder and Regulation M-A of the Commission a Tender Offer Statement on Schedule TO (including (i) all documents incorporated by reference therein, (ii) as such Tender Offer Statement may be amended or supplemented from time to time and (iii) with the exhibits thereto identified therein, the “Tender Offer Statement”), a copy of which in the form in which it was filed, will be furnished to the Dealer-Manager as promptly as practicable upon the filing thereof.

(c) The Exchange Offer Materials have been or will be prepared and approved by, and are the responsibility of, the Company, except for information provided by the Dealer-Manager in writing expressly for use in the Exchange Offer Materials, it being understood that the only information so provided by the Dealer-Manager expressly for use in the Exchange Offer Materials is the name, address and telephone numbers of Lehman Brothers, as Dealer-Manager, and the last two sentences of the last paragraph under the heading “The Exchange Offer – Dealer Manager” in the Prospectus. The Company hereby represents and warrants that it will commence the Exchange Offer as soon as practicable by publicly announcing its commencement and by distributing, mailing, or causing to be mailed on its behalf, copies of, where necessary, the Exchange Offer Materials excluding the documents incorporated by reference in the Exchange Offer Materials (the “Incorporated Documents”), to the Holders for delivery to the beneficial Holders (the date of such announcement and of the commencement of such distribution, the “Commencement Date”).

(d) The Company hereby (i) agrees to furnish the Dealer-Manager with as many copies as it may reasonably request of the final forms of the Exchange Offer Materials filed with the Commission, mailed to Holders, or provided to any other governmental authority or agency, in each case in connection with the Exchange Offer and, upon its request, any other documents filed or to be filed with the Commission, any federal, state or local governmental or regulatory agency or authority, any stock exchange or any court, in each case in connection with the Exchange Offer and (ii) authorizes the Dealer-Manager to use copies of the Exchange Offer Materials solely in connection with the Exchange Offer and (iii) acknowledges that the Exchange Offer Materials have been, or will be, prepared and approved by the Company and are the Company’s sole responsibility with respect to their accuracy and completeness, except as provided in Section 4(c) above. The Dealer-Manager hereby agrees that it will not disseminate any written materials or other information in connection with the solicitation of tenders of Old Securities pursuant to the Exchange Offer other than such Exchange Offer Materials or any other written materials constituting only the statements which are set forth in the Exchange Offer Materials or as otherwise authorized by the Company in writing.

(e) The Company hereby represents and agrees that no solicitation material that mentions the Dealer-Manager in addition to the Exchange Offer Materials will be used by it in connection with the Exchange Offer or filed with any federal, state or local governmental or regulatory agency or authority, including the Commission, by or on behalf of the Company or the Trust unless the Dealer-Manager shall have been furnished a copy a reasonable time prior to its use and the Dealer-Manager or its counsel shall not have reasonably objected in writing. In the event that (i) the Company uses or permits the use of any such solicitation material in connection with the Exchange Offer or files any such solicitation material with the Commission or any such federal, state or local governmental or regulatory authority to which the Dealer-Manager shall have reasonably objected in writing, (ii) the Company withdraws, terminates, rescinds or cancels the Exchange Offer, (iii) at any time the Dealer-Manager shall determine that any condition set forth in Section 9 shall not be satisfied, (iv) the Registration Statement containing all of the required information and a prospectus that meets the requirements of Section 10(a) of the Securities Act (including the Letter of Transmittal), shall not have become effective on or prior to the date on which the Company exchanges New Securities for validly tendered Old Securities that it has accepted in accordance with the terms of the Exchange Offer (the “Exchange Date”) or (v) at any time during the Exchange Offer after the Registration Statement has been declared effective, a stop order suspending the effectiveness of the Registration Statement shall have been issued or a proceeding for that purpose shall have been instituted or shall be pending or threatened by the Commission, or a request for additional information on the part of the Commission shall not have been satisfied or there shall have been issued, at any time during the Exchange Offer, any temporary restraining order or injunction restraining or enjoining Lehman Brothers from acting in its capacity as Dealer-Manager with respect to the Exchange Offer, then the Dealer-Manager (A) shall be entitled to withdraw as Dealer-Manager in connection with the Exchange Offer without any liability or penalty to it or any other person defined in Section 11 as an “Indemnified Person,” (B) shall be entitled to receive, as promptly as practicable following the receipt by the Company of statements therefor and any backup documentation reasonably requested by the Company, the reimbursement of all reasonable and documented expenses payable to it under this Agreement which have accrued to the date of such withdrawal or which otherwise thereafter become payable and (C) shall continue to be entitled to the indemnification and contribution provisions contained in Section 11.

5. Compensation. The Company hereby agrees to pay a fee of $100,000 as promptly as practicable following the consummation of the Exchange Offer to the Dealer-Manager as compensation for its services as Dealer-Manager.

6. Reimbursement of Expenses and Payment of Other Costs. The Company hereby agrees (a) to reimburse Lehman Brothers in connection with its service as Dealer-Manager for any reasonable and documented out-of-pocket expenses actually incurred by it as Dealer-Manager, including, without limitation, the reasonable and documented fees and disbursements of its legal counsel, Cleary Gottlieb Steen & Hamilton LLP; provided, however, that the Company’s obligations under this Agreement to reimburse the Dealer-Manager for its reasonable and documented out-of-pocket expenses, including, without limitation, reasonable and documented fees and disbursements of its legal counsel, shall not exceed $100,000 in the aggregate without the express written consent of the Company, (b) to pay all reasonable and documented fees and expenses of the Exchange Agent and Information Agent (each as defined below) in connection with the Exchange Offer, and (c) to pay any reasonable and documented fees payable to brokers, dealers, banks, trust companies and nominees as reimbursement for their customary mailing and handling expenses incurred in forwarding Exchange Offer Materials to their customers, if any. The Company shall reimburse the Dealer-Manager for all amounts owing under clause (a) of this Section as promptly as practicable after such expenses have been made or have accrued and an invoice therefor, and any backup documentation reasonably requested by the Company, has been received by the Company, which may be sent from time to time as such expenses are made or accrued whether or not the Exchange Offer is consummated and in addition to the amounts owing to the Dealer-Manager under the preceding Section.

7. The Exchange Agent and Information Agent.

(a) The Company (i) has arranged for JPMorgan Chase Bank, N.A. to serve as exchange agent in connection with the Exchange Offer (the “Exchange Agent”), (ii) will use its commercially reasonable efforts to arrange for the Exchange Agent to advise the Dealer-Manager regarding such matters as the Dealer-Manager may reasonably request, including the aggregate stated liquidation amount of Old Securities that have been tendered pursuant to the Exchange Offer and (iii) will use its commercially reasonable efforts to arrange for the Exchange Agent to be responsible for the payment of the consideration offered by the Company to the Holders in connection with the Exchange Offer pursuant and subject to the Prospectus.

(b) The Company has arranged for D.F. King & Co., Inc. to serve as information agent in connection with the Exchange Offer (the “Information Agent”) and to perform services in connection with the Exchange Offer that are customary for an information agent.

(c) The Company will use its commercially reasonable efforts to provide, or will instruct the Exchange Agent and Information Agent, as applicable, to provide, the Dealer-Manager with the security listing position (or other cards or lists) containing the names and addresses of, and the aggregate stated liquidation amount of Old Securities held by, the Holders as of a recent date and will use their commercially reasonable efforts to cause the Dealer-Manager to be advised, from time to time as it may reasonably request, during the period of the Exchange Offer (i.e., the period commencing on the Commencement Date through and including the expiration date of the Exchange Offer as may be extended (the “Expiration Date”)) as to any transfers of record of Old Securities in all cases, to the extent available to Company after commercially reasonable efforts have been exercised by it to obtain such information. The Dealer-Manager agrees to use such information only in accordance with applicable law and solely in connection with the Exchange Offer and not for any other purpose. In addition, the Company hereby authorizes the Dealer-Manager to communicate with the Indenture Trustee, the Exchange Agent and the Information Agent, as applicable and The Depositary Trust Company, with respect to matters relating to the Exchange Offer.

8. Representations and Warranties of the Company. In addition to the other representations and warranties made by the Company contained in this Agreement, the Company represents and warrants to the Dealer-Manager, and agrees with the Dealer-Manager, on each of the Commencement Date, the Expiration Date, the Exchange Date (as defined herein) and during the period of the Exchange Offer, that:

(a) The Registration Statement on Form S-4 (File No. 333-[    ]), including the Prospectus, setting forth information with respect to the Company, the Trust and the New Securities (i) has been prepared by the Company in conformity in all material respects with the requirements of the Securities Act, (ii) has been filed with the Commission under the Securities Act, (iii) is, as of the date hereof, expected by the Company to become effective under the Securities Act and (iv) will be effective on or prior to the Exchange Date. Copies of such Registration Statement and all amendments and exhibits thereto have been made available by the Company to the Dealer-Manager. The Company will include (and, at each of the Expiration Date and the Exchange Date, has included) in such Registration Statement, as amended at the time at which it is declared effective by the Commission (the “Effective Time”), all information required by the Securities Act and the rules thereunder to be included in such registration statement and the related prospectus. As filed in accordance with Rule 424(b), the Prospectus will contain all required information, and, except to the extent the Dealer-Manager will agree in writing to a modification, will be in all substantial respects in the form furnished to the Dealer-Manager on or prior to the date hereof or with such changes as are made with the consent of the Dealer-Manager or its counsel, which consent shall not be unreasonably withheld.

(b) The conditions for use of Form S-4, as set forth in the General Instructions thereto, have been satisfied or waived.

(c) The Registration Statement conforms, the Prospectus, Schedule TO and any further amendments or supplements to the Registration Statement, the Prospectus or Schedule TO (in all cases, excluding the Incorporated Documents) will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act, the Exchange Act and the Trust Indenture Act. The

Registration Statement does not, and will not, as of the Commencement Date and the Exchange Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Prospectus does not and will not, as of the Commencement Date and the Exchange Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that the Company makes no representation or warranty as to information contained in or omitted from the Exchange Offer Materials in reliance upon and in conformity with written information furnished to the Company by the Dealer-Manager specifically for inclusion therein.

(d) The Incorporated Documents as amended or supplemented at the date hereof, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable. None of the Incorporated Documents as amended or supplemented at the date hereof, when such documents were filed with the Commission, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any further documents so filed and incorporated by reference in the Exchange Offer Materials, when any such documents are filed with Commission will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) The Company has duly filed or will duly file promptly by or on the Commencement Date with the Commission the Tender Offer Statement; a copy of the Tender Offer Statement (including the documents filed or to be filed therewith as exhibits thereto), in the form filed or to be filed with the Commission has been previously furnished or will be furnished promptly to the Dealer-Manager; the Tender Offer Statement will comply as to form in all material respects with the applicable provisions of the Exchange Act; and the Company will file and disseminate, as required, any and all necessary amendments and supplements to the Tender Offer Statement and the other documents to be filed with the Commission relating to the Tender Offer and will promptly furnish to the Dealer-Manager an accurate and complete copy of each such amendment and supplement upon the filing thereof.

(f) Attached as Exhibit A hereto is a true and complete list of each “significant subsidiary,” as defined by Rule 1-02 of Regulation S-X under the Securities Act, of the Company, together with its jurisdiction of incorporation or formation and, if less than 100%, the percentage equity ownership by the Company (direct or indirect) (all such entities, the “Significant Subsidiaries”). All of the issued and outstanding shares of capital stock or other equity interests of each of the Significant Subsidiaries owned by the Company (directly or indirectly) (i) have been duly authorized, validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights and (ii) are owned free and clear of any liens (other than those that could not reasonably be expected to have a material adverse affect on the business, condition (financial or other), results of operations, or properties of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”)). Except as set forth or referred to in the Exchange Offer Materials, there are no outstanding options, warrants or other rights to acquire or purchase, or instruments convertible into or exchangeable for, any shares of capital stock of the Company or any Significant Subsidiary.

(g) Since December 31, 2004, except as set forth or contemplated in the Prospectus, (i) neither the Company nor any of its Significant Subsidiaries has incurred any liabilities or obligations, direct or contingent, that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) there has not been any event or development in respect of the business or condition (financial or other) of the Company and its subsidiaries taken as a whole that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(h) Each of the Company and the Significant Subsidiaries (i) is a corporation, limited liability company, partnership or other entity duly organized and validly existing under the laws of the jurisdiction of its organization, (ii) has all requisite corporate or other power and authority, and has all governmental licenses, authorizations, consents and approvals, necessary to own its property and carry on its business as now being conducted, except if the failure to obtain any such license, authorization, consent or approval could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (iii) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to be so qualified and in good standing, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(i) The Trust has been duly created and is validly existing as a statutory trust in good standing under the Delaware Statutory Trust Act, 12 Del. C. § 3801 et seq., with the power and the authority (trust and other) to own property and conduct its business as described in the Prospectus, and has conducted and will conduct no business other than the transactions contemplated by the Prospectus.

(j) Each of the Administrative Trustees is either an officer or employee of the Company or one of its subsidiaries and has been duly authorized to execute and deliver the Amended and Restated Trust Agreement.

(k) Each of the Company and the Trust has all requisite corporate and trust power and authority, as applicable, to execute, issue and deliver this Agreement, the Amended and Restated Trust Agreement, the New Guarantee and the New Indenture (collectively the “Transaction Agreements”) to which it is a party and the New Securities and to consummate the transactions contemplated thereby to be consummated on its part.

(l) Neither the Company nor any Significant Subsidiary is (i) in violation of its charter, bylaws or other constitutive documents, (ii) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan or credit agreement, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their assets or properties is subject or (iii) in violation of any law, statute, rule, regulation, judgment, order or decree of any domestic or foreign court with jurisdiction over any of them or any of their assets or properties or other governmental or regulatory authority, agency or other body, which, in the case of clauses (ii) and (iii), individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(m) The Trust is not a party to or bound by any agreement or instrument other than the Transaction Agreements to which it is a party and the agreements and instruments contemplated by the Amended and Restated Trust Agreement and described in the Prospectus. The Trust has no liabilities or obligations other than those arising out of the transactions contemplated by the Transaction Agreements to which it is a party and described in the Prospectus. It is not a party to or subject to any action, suit or proceeding of any nature.

(n) None of the issuance of the New Securities, the execution, delivery and performance of the Transaction Agreements by the Company and the Trust, as applicable, or the consummation by the Company of the Exchange Offer, violate or will violate, conflict with or constitute a breach of any of the terms or provisions of or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Significant Subsidiary pursuant to, (i) the charter, bylaws or other constitutive documents of the Company or any Significant Subsidiary, (ii) any law, statute, rule or regulation applicable to the Company or any Subsidiary or their respective assets or properties or (iii) any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over the Company or any Significant Subsidiary or their respective assets or properties, which, in the case of clauses (ii), and (iii), individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(o) Each Transaction Agreement other than this Agreement to which the Company and the Trust is a party has been duly authorized by the Company or the Trust, as applicable, and each Transaction Agreement other than this Agreement has been or will be duly executed and delivered by the Company and the Trust, and constitutes or will constitute a valid and binding agreement of the Company and the Trust, as applicable, enforceable against the Company and the Trust, as applicable, in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought (such exceptions, collectively, the “Standard Qualifications”). Each of the Transaction Agreements conforms or will conform, as the case may be, when executed and delivered, in all material respects to the description thereof contained in the Exchange Offer Materials. As of the Exchange Date, the New Indenture, the Amended and Restated Trust Agreement and the New Guarantee Agreement will be qualified under the Trust Indenture Act. The New Indenture, the Amended and Restated Trust Agreement and the New Guarantee Agreement conform or will conform, as the case may be, when executed and delivered, in all material respects to the requirements of the Trust Indenture Act.

(p) This Agreement has been duly authorized, executed and delivered by the Company.

(q) The New Securities have been duly authorized for issuance and sale by the Trust and, when duly issued, executed, authenticated and delivered pursuant to the relevant provisions of the Amended and Restated Trust Agreement in accordance with this Agreement, the New Securities will be duly and validly issued, fully paid and nonassessable beneficial interests in the Trust.

(r) The New Debentures have been duly authorized for issuance and sale by the Company and, when duly issued, authenticated and delivered pursuant to the provisions of the Indenture in accordance with this Agreement, the New Debentures will be valid and binding obligations of the Company, enforceable against the Company and entitled to the benefits of the Indenture, except for the Standard Qualifications.

(s) The Conversion Shares have been duly and validly authorized and, when issued upon conversion against payment of the conversion price and in accordance with the terms of this Agreement and the Amended and Restated Trust Agreement, will be validly issued, fully paid and nonassessable. The board of directors of the Company or a committee thereof has duly and validly adopted resolutions reserving such Conversion Shares for issuance upon conversion.

(t) The New Guarantee has been duly authorized for issuance by the Company and, when the New Guarantee Agreement has been duly executed and delivered by the Company and the Guarantee Trustee and the New Securities are duly issued, authenticated and delivered in accordance with this Agreement and the Amended and Restated Trust Agreement, will be the valid and binding obligation of the Company, enforceable against the Company and entitled to the benefits of the New Guarantee Agreement, except for the Standard Qualifications.

(u) No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency, domestic or foreign, is required to be obtained or made by the Company or the Trust for the execution, delivery and performance by the Company and the Trust of the Transaction Agreements to which they are party including the consummation of any of the transactions contemplated thereby, except such as have been or will be obtained, made, or waived on or prior to the Exchange Date, those under Blue Sky laws and regulations, those required by the NASD, Inc. or those that if not obtained, made, or waived could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No consents or waivers from any other person or entity are required for the execution, delivery and performance of this Agreement or any of the other Transaction Agreements or the consummation of any of the transactions contemplated thereby, other than such consents and waivers as have been obtained or will be obtained on or prior to the Exchange Date and will be in full force and effect or except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v) Except as set forth in the Exchange Offer Materials, there is no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Company, threatened or contemplated, to which the Company or any Significant Subsidiary is or may be a party or to which the business, assets or property of such person is or may be subject, that if determined adversely to the Company or any Significant Subsidiary, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or to materially and adversely affect the ability of the Company or the Trust to perform its respective obligations under the Transaction Agreements. Except as set forth in the Exchange Offer Materials, there is (i) no statute, rule, regulation or order that has been enacted, adopted or issued or, to the knowledge of the Company, that has been proposed by any governmental body or agency, domestic or foreign or (ii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any Significant Subsidiary is or may be subject that in the case of clauses (i) and (ii) could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or to materially and adversely affect the ability of the Company or the Trust to perform its respective obligations under the Transaction Agreements. Any request of any securities authority or agency of any jurisdiction for additional information with respect to any of the New Securities that has been received by the Company or its counsel prior to the date hereof has been, or will prior to the Exchange Date be, complied with in all material respects.

(w) The Company and each Significant Subsidiary has (i) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all applicable authorities, all self-regulatory authorities and all courts and other tribunals (each, an “Authorization”) necessary to engage in the business conducted by it in the manner described in the Exchange Offer Materials, except where failure to have obtained such Authorizations or made such declarations and filings could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect and (ii) no reason to believe that any governmental body or agency, domestic or foreign, is considering limiting, suspending or revoking any such Authorization, except where any such limitations, suspensions or revocations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All such Authorizations are valid and in full force and effect and the Company and each Significant Subsidiary is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect to such Authorizations, except for any invalidity, failure to be in full force and effect or noncompliance with any Authorization that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(x) Neither the Company nor the Trust is, nor after the offering and sale of the New Securities will be, an “investment company” or a company “controlled” by an “investment company” incorporated in the United States within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(y) The Company and each of its Significant Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

(z) The Company on a consolidated basis maintains insurance covering its properties, personnel and business. Such insurance insures against such losses and risks as are adequate in accordance with the Company’s perception of customary industry practice to protect the Company and its Significant Subsidiaries and their businesses.

(aa) PricewaterhouseCoopers LLP is an independent accountant within the meaning of the Securities Act. The historical financial statements and the notes thereto included in the Prospectus present fairly in all material respects the consolidated financial position and results of operations of the Company at the respective dates and for the respective periods indicated. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented (except as disclosed in the Exchange Offer Materials). The other financial information included in the Exchange Offer Materials is accurately presented in all material respects and, except as disclosed in the Exchange Offer Materials, prepared on a basis consistent with the financial statements and the books and records of the Company. There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Exchange Offer Materials that are not so included or incorporated by reference as required.

(bb) The Company, including its subsidiaries, has the requisite provider number or other authorization to bill the Medicare program (to the extent such entity participates in the Medicare program) and the respective Medicaid program in the state or states in which it operates, except where the failure to have such provider number or other authorization could not be reasonably expected to have a Material Adverse Effect.

Each certificate signed by any officer of the Company and delivered to the Dealer-Manager or counsel for the Dealer-Manager shall be deemed to be a representation and warranty by the Company to the Dealer-Manager as to the matters covered thereby.

9. Conditions to the Dealer-Manager’s Obligations. Lehman Brothers’ obligation to act as Dealer-Manager shall at all times be subject to the following conditions:

(a) The Company’s representations and warranties contained herein shall be true and correct, except as would not, individually or in the aggregate have a Material Adverse Effect, and there shall be no actions, lawsuits, claims or governmental or administrative proceedings pending (including any stop order suspending the effectiveness of the Registration Statement), or to the knowledge of the Company, threatened against the Company, the Trust, or any of their affiliates or subsidiaries, or the Dealer-Manager, which would, if adversely determined, prohibit or make illegal the Dealer-Manager’s performance under this Agreement at all times from the Commencement Date to and including the Exchange Date and the Company shall have performed in all material respects all of the agreements contained in this Agreement. The Company acknowledges that the Dealer-Manager’s agreement to act, or to continue to act, as Dealer-Manager at a time when it knows or should know that any such representation, warranty and agreement is or may be untrue, incorrect or not performed, as the case may be, in a material respect, shall be without prejudice to its right subsequently to cease so to act by reason of such untruth, incorrectness or nonperformance, as the case may be.

(b) The Company will furnish to the Dealer-Manager, (i) on the Commencement Date an opinion of Dewey Ballantine LLP, special counsel to the Company, substantially in the form attached hereto as Schedule I-1, and (ii) on the Exchange Date an opinion of Dewey Ballantine LLP, special counsel to the Company, substantially in the form attached hereto as Schedule I-2.

(c) On the Exchange Date, the Company will furnish to the Dealer-Manager an opinion of Richards Layton & Finger, P.A., counsel to the Trust, substantially in the form attached hereto as Schedule II.

(d) On the Exchange Date, the Company will furnish to the Dealer-Manager a certificate of the President and Chief Executive Officer and the Chief Financial Officer of the Company in the form attached hereto as Schedule III addressed to the Dealer-Manager and dated the applicable date of delivery.

(e) PricewaterhouseCoopers LLP will furnish to the Dealer-Manager a letter addressed to the Dealer-Manager (i) dated the Commencement Date in the form attached hereto as Schedule IV and (ii) dated the Exchange Date in form and substance reasonably satisfactory to the Dealer-Manager and PricewaterhouseCoopers LLP.

(f) On the Exchange Date, Bryan Cave LLP, special counsel to JPMorgan Chase Bank, N.A., as Property Trustee and Guarantee Trustee, and Chase Manhattan Bank USA, National Association, as Delaware Trustee, will furnish an opinion addressed to the Dealer-Manager, substantially in the form of Exhibit V hereto.

(g) On the Exchange Date, Alston & Bird, LLP, counsel to the Indenture Trustee, will furnish an opinion addressed to the Dealer-Manager, substantially in the form of Exhibit VI hereto.

(h) On the Exchange Date, Andrew T. Semmelman, Senior Vice President and Assistant General Counsel of Chase Manhattan Bank USA, National Association, as Delaware Trustee, will furnish an opinion addressed to the Dealer-Manager, substantially in the form of Exhibit VII hereto.

(i) On or before the Exchange Date, the Company, the Delaware Trustee, the Property Trustee and the Administrative Trustees shall have executed and delivered the Amended and Restated Trust Agreement and the Dealer-Manager shall have received copies, conformed as executed, thereof.

(j) On or before the Exchange Date, the Company and the Indenture Trustee shall have executed and delivered the New Indenture and the Dealer-Manager shall have received copies, conformed as executed, thereof.

(k) On or before the Exchange Date, the Company and the Guarantee Trustee shall have executed and delivered the New Guarantee Agreement and the Dealer-Manager shall have received copies, conformed as executed, thereof.

(l) All opinions and certificates required to be delivered pursuant to the terms hereof shall be in a form and substance reasonably satisfactory to counsel for the Dealer-Manager.

10. Additional Agreements. In addition to the other agreements of the Company contained elsewhere in this Agreement, the Company hereby agrees and acknowledges, as applicable, that:

(a) It will advise the Dealer-Manager promptly of any of the following: (i) the time when the Registration Statement has become effective and when any post-effective amendment thereto has been filed or becomes effective, or any amendment or supplement to the Prospectus or any amendment to the Tender Offer Statement or any amended or additional Exchange Offer Materials shall have been filed; (ii) the occurrence of any event which would cause the Company to withdraw, terminate or cancel the Exchange Offer; (iii) the occurrence of any event, or the discovery of any fact, the occurrence or existence of which the Company believes would require the making of any material change in the Exchange Offer Materials then being used or would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect; (iv) any proposal or requirement to amend or supplement the Exchange Offer Materials or other documents to be filed with the Commission relating to the Exchange Offer or to make any other filing relating to the Exchange Offer pursuant to any applicable law, regulation or other rule; (v) the issuance by the Commission or any other governmental or regulatory agency or authority of any comment or order concerning the Exchange Offer, (vi) any request for additional information or other action directed to the Company or any of its affiliates by any governmental or regulatory agency or authority relating to the Exchange Offer; (vii) any material development in connection with the Exchange Offer (including any change of the Expiration Date, and any consummation of the Exchange Offer); or (viii) any other information relating to the Exchange Offer which the Dealer-Manager may from time to time reasonably request. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, any state securities commission or other governmental or regulatory agency or authority shall issue an order suspending the qualification of the New Securities under state securities or “blue sky” laws or any other governmental or regulatory agency or authority shall issue any order impeding the making or consummation of the Exchange Offer, the Company shall use commercially reasonable efforts to obtain the lifting or removal thereof as soon as possible.

(b) The Company agrees to make generally available to its security holders as soon as practicable an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act covering a twelve-month period beginning not later than the first day of its fiscal quarter next following the effective date of the Registration Statement.

(c) In the event that the Company is required, or considers it advisable, to amend or supplement the Exchange Offer Materials or make any additional filings that mention the Dealer-Manager with any governmental or regulatory agency or authority, then it shall not make such amendment or supplement or filing unless the Company shall first furnish the Dealer-Manager with a copy of such amendment or supplement or filing a reasonable time prior to its use and the Dealer-Manager or its counsel shall not have reasonably objected in writing.

(d) In the event that the Company makes any filings with the Commission in connection with the Exchange Offer in addition to what it has filed as of the date hereof, including, but not any limited amendments or supplements to such filings, then the Company shall promptly provide the Dealer-Manager with a copy thereof.

(e) It will comply, in all material respects, with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder relating to the Exchange Offer to the extent applicable.

(f) The Company will perform, in all material respects, the agreements and obligations it has that are set forth in or contemplated by the Exchange Offer Materials, including, but not limited to, accepting for exchange Old Securities that have been validly tendered and not withdrawn in accordance with and subject to the terms and conditions of the Exchange Offer.

(g) In performing the services contemplated by this Agreement, the Dealer-Manager will be relying on the information furnished by the Company, its officers, attorneys and other agents and information available from generally recognized public sources without independent verification.

11. Indemnification and Contribution.

(a) The Company hereby agrees to hold harmless and indemnify the Dealer-Manager and its respective affiliates and any officer, director, member, employee or agent of the Dealer-Manager or any such affiliates and any person controlling (within the meaning of Section 20(a) of the Exchange Act) the Dealer-Manager or any such affiliates (collectively, the “Indemnified Persons”) from and against any loss, claim, damage, liability and expense whatsoever (as incurred or suffered, and including, but not limited to, any and all reasonable and documented legal or other expenses incurred in connection with investigating, preparing to defend or defending any lawsuit, claim or other proceeding, commenced or threatened, whether or not resulting in any liability, which reasonable and documented legal or other expenses shall be reimbursed by the Company as promptly as practicable after receipt of any invoices therefor and any backup documentation reasonably requested by the Company from the Dealer-Manager or such other Indemnified Person), (i) arising out of or based upon (a) any untrue statement or alleged untrue statement of a material fact contained in the Exchange Offer Materials or in any other solicitation material used by the Company or authorized by the Company for use in connection with the Exchange Offer, or arising out of or based upon the omission or alleged omission to state in any such document a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (other than statements or omissions made in reliance upon and in conformity with information relating to the Dealer-Manager, as dealer-manager, furnished by the Dealer-Manager in writing to the Company expressly for use therein), (b) any withdrawal, termination or cancellation by the Company of, or failure by the Company to consummate, the Exchange Offer, (c) any actions taken or omitted to be taken by an Indemnified Person pursuant to this Agreement or with the consent of the Company in conformity with actions taken or omitted to be taken by the Company that could be reasonably construed to operate as such a consent or (d) any breach by the Company of any representation or warranty, or any failure by the Company to comply with any agreement, contained in this Agreement or (ii) arising out of, relating to or in connection with or alleged to arise out of, relate to or be in connection with the Exchange Offer or the performance by the Dealer-Manager of services as dealer-manager; provided, however, that the Company will not be obligated to indemnify an Indemnified Person for any loss, claim, damage, liability or expense, which has been determined in a final judgment by a court of competent jurisdiction to have resulted directly from the willful misconduct, bad faith or gross negligence on the part of such Indemnified Person. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Indemnified Person or to any officer, employee or controlling person of the Indemnified Person. To the extent the Company shall have reimbursed expenses to any Indemnified Person pursuant to this Section and as to which it is later determined in a final judgment by a court of competent jurisdiction that such Indemnified Person was not entitled thereto, such Indemnified Person shall promptly repay such reimbursed expenses to the Company.

(b) If indemnification is to be sought pursuant to this Section 11 by an Indemnified Person, then such Indemnified Person shall notify the Company of the commencement of any action or proceeding in respect thereof; provided, however, that the failure so to notify the Company shall not relieve the Company of any liability that it may have to such Indemnified Person pursuant to this Section 11, except to the extent the Company has been prejudiced in any material respect by such failure, or from any obligation or liability that it may have to such Indemnified Person other than pursuant to this Section 11. Following such notification, the Company may elect in writing to assume the defense of any such action or proceeding, and, upon such election, it shall not be liable for any legal costs subsequently incurred by such Indemnified Person (other than reasonable costs of investigation or providing evidence) in connection therewith, unless (i) the Company has failed to assume the defense with counsel reasonably satisfactory to such Indemnified Person in a timely manner, (ii) counsel which has been provided by the Company reasonably determines that its representation of such Indemnified Person would present it with a conflict of interest or (iii) the Indemnified Person reasonably determines that there may be legal defenses available to it which are different from or in addition to those available to the Company, in which case the Company shall be obligated to pay the reasonable and documented fees and expenses of a separate counsel for such Indemnified Person. In connection with any one action or proceeding, the Company shall not be responsible for the fees and expenses of more than one separate law firm in any one jurisdiction for all Indemnified Persons seeking indemnification in connection with such action or proceeding. The Company will not be obligated to indemnify any Indemnified Person with respect to any loss, claim, damage or liability settled, compromised or consented to without the prior written consent of the Company, such consent not to be unreasonably withheld or delayed. The Company agrees to notify the Dealer-Manager promptly, or cause the Dealer-Manager to be notified promptly, of the assertion of any lawsuit, claim or proceeding against the Company or the Trust, any of their respective officers or directors or any person who controls any of the foregoing within the meaning of Section 20(a) of the Exchange Act, arising out of or relating to the Exchange Offer. The Company further agrees that, without the Dealer-Manager’s prior written consent (which consent shall not be unreasonably withheld or delayed), it will not enter into any settlement of a lawsuit, claim or other proceeding arising out of the Exchange Offer (whether or not the Dealer-Manager or any other Indemnified Person is an actual or potential party to such lawsuit, claim or proceeding) unless such settlement includes an explicit and unconditional release from the party bringing such lawsuit, claim or other proceeding of all applicable Indemnified Persons.

(c) The Company hereby agrees, and the Dealer-Manager agrees that if any indemnification sought by any Indemnified Person pursuant to this Section 11 is unavailable or is insufficient for any reason, other than that specified in the proviso contained in the first sentence of Section 11(a) or to the extent that such indemnification is unavailable or insufficient due to a failure to provide notice in accordance with Section 11(b), then (whether or not the Dealer-Manager is an Indemnified Person) the Company, on the one hand, and the Dealer-Manager, on the other hand, shall contribute to the losses, claims, damages, liabilities and expenses for which such indemnification is held unavailable or insufficient (i) in such proportion as is appropriate to reflect the relative benefits to the Company, on one hand, and the Dealer-Manager, on the other hand, in connection with the matter giving rise to such losses, claims, damages, liabilities and expenses, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing clause (i) but also the relative faults of the Company, on the one hand, and the Dealer-Manager, on the other hand, and other equitable considerations, subject to the limitation that in any event the Dealer-Manager’s aggregate contribution to all losses, claims, damages, liabilities and expenses with respect to which contribution is available hereunder shall not exceed the amount of fees actually received by the Dealer-Manager pursuant to this Agreement. It is hereby agreed by the parties hereto that the relative benefits to the Company, on the one hand, and the Dealer-Manager, on the other hand, with respect to the Exchange Offer shall be deemed to be in the same proportion as (i) the aggregate value of the consideration paid or proposed to be paid to the beneficial holders of the Old Securities pursuant to the Exchange Offer (whether or not the Exchange Offer is consummated) bears to (ii) the fees payable to the Dealer-Manager with respect to the Exchange Offer pursuant to Section 5 (whether or not the Exchange Offer is consummated). It is further agreed that the relative faults of the Company, on the one hand, and the Dealer-Manager, on the other hand, (i) in the case of an untrue or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact, shall be determined by reference to, among other things, whether such statement or omission relates to information supplied by the Company or by the Dealer-Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and (ii) in the case of any other action or omission, shall be determined by reference to, among other things, whether such action or omission was taken or omitted to be taken by the Company or the Dealer-Manager and the parties’ relative intent, knowledge, access to information and opportunity to prevent such action or omission. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages, liabilities or expenses referred to in this Section shall be deemed to include, subject to the limitations set forth above, any reasonable and documented legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating, preparing to defend or defending any such action or claim.

(d) In the event an Indemnified Person appears as a witness in any action brought by or on behalf of or against the Company in connection with the Exchange Offer (other than an action brought by the Company or the Trust against any Indemnified Person or an action brought by an Indemnified Person against the Company or the Trust) in which such Indemnified Person is not named as defendant, the Company agrees to reimburse such Indemnified Person for all reasonable and documented expenses incurred by it in connection with such Indemnified Person’s appearing and preparing to appear as such a witness, including, without limitation, the reasonable and documented fees and disbursements of its legal counsel.

(e) The Company also agrees that no Indemnified Person shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with this Agreement or Lehman Brothers’ acting as Dealer-Manager hereunder, except for liabilities determined in a final judgment by a court of competent jurisdiction to have resulted directly from any acts or omissions undertaken or omitted to be taken by any Indemnified Person through its or his, as the case may be, gross negligence, bad faith or willful misconduct.

(f) The foregoing rights to indemnification and contribution shall be in addition to any other rights which the Dealer-Manager and the other Indemnified Persons may have against the Company under common law or otherwise including, without limitation, rights to indemnification, reimbursement and contribution under this Agreement.

12. Indemnification, Representations and Warranties to Remain Operative. The rights to indemnification and contribution contained in Section 11 and the representations, warranties and agreements of the Company set forth in this Agreement shall survive and remain operative and in full force and effect regardless of (a) the failure to commence the Exchange Offer, the consummation of the Exchange Offer, any withdrawal, termination or cancellation of the Exchange Offer for any reason whatsoever, the exchange of Old Securities pursuant to the Exchange Offer or any withdrawal by the Dealer-Manager pursuant to Section 4; (b) any investigation made by or on behalf of any party hereto or any person controlling any party hereto within the meaning of Section 20(a) of the Exchange Act and (c) the completion of the Dealer-Manager’s services under this Agreement.

13. Termination. Except as set forth in Section 12, this Agreement shall terminate upon the earliest to occur of (a) the consummation or the termination, withdrawal or cancellation of the Exchange Offer, (b) the withdrawal by Lehman Brothers as the Dealer-Manager pursuant to Section 4 hereof, and (c) the date that is one year from the date hereof; provided that, Sections 3, 5, 6, 8, and 11–22 hereof shall survive the termination of this Agreement. For the avoidance of doubt, the survival of Section 8 shall not have the effect of requiring any of the representations and warranties contained therein to be true and accurate as of any date other than as of the date hereof.

14. Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) sent by facsimile with immediate telephonic confirmation or (c) sent by registered or certified mail, return receipt requested, postage prepaid, to the parties hereto as follows:

(a)	if to Lehman Brothers:

  Lehman Brothers Inc.

  745 Seventh Avenue, 3rd Floor

  New York, New York 10019

  Attention: Leonard G. Rosen

  Facsimile: (212) 526-7596

  Telephone: (212) 526-7000

  with a copy to:

  Cleary Gottlieb Steen & Hamilton LLP

  One Liberty Plaza

  New York, New York 10006

  Attention: David Lopez

  Facsimile: (212) 225-3999

  Telephone: (212) 225-2000

(b)	if to the Company:

  Omnicare, Inc.

  1600 Rivercenter II

  100 East RiverCenter Boulevard

  Covington, KY 41011

  Attention: David W. Froesel, Jr.

  Facsimile: (859) 392-3360

  Telephone: (859) 392-3300

  with a copy to:

  Dewey Ballantine LLP

  1301 Avenue of the Americas

  New York, NY 10019-6092

  Attention: Morton A. Pierce, Esq

  Facsimile: (212) 259-6333

  Telephone: (212) 259-8000

15. Modifications. This Agreement may not be amended or modified except in writing signed by each of the parties hereto.

16. Consent to Jurisdiction; Forum Selection; Appointment of Agent for Service of Process; Waiver of Jury Trial.

(a) The Company hereby submits to the jurisdiction of the courts of the State of New York and the courts of the United States of America located in the State of New York over any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby.

(b) Any action, lawsuit or proceeding with respect to this Agreement or the transactions contemplated hereby may be brought only in the courts of the State of New York or the courts of the United States of America located in the State of New York, in each case, located in the Borough of Manhattan, City of New York, State of New York. The Company waives any objection that it may have to the venue of such action, lawsuit or proceeding in any such court or that such action, lawsuit or proceeding in such court was brought in an inconvenient court and agrees not to plead or claim the same.

(c) Any right to trial by jury with respect to any action, lawsuit, claim or other proceeding arising out of or relating to this Agreement or the services to be rendered by the Dealer-Manager hereunder is expressly and irrevocably waived.

17. Governing Law. The terms of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

18. Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of such counterparts, when so executed and delivered, shall be deemed to be an original, and all of such counterparts, taken together, shall constitute one and the same agreement.

19. Severability. If any term or provision of this Agreement is deemed or rendered invalid or unenforceable in any jurisdiction, then such term or provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

20. Successors. This Agreement is made solely for the benefit of the Dealer-Manager and the Company and, to the extent expressed, the Indemnified Persons and their executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

21. Entire Agreement. This Agreement constitutes the entire agreement by and among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

22. Headings. The headings to sections contained in this Agreement are included for ease of reference only, and the parties hereto agree that they are not to be given substantive meaning or otherwise affect each party’s rights and duties hereunder.

[The rest of this page has been intentionally left blank, the signature page follows.]

Please indicate your willingness to act as Dealer-Manager and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this letter so signed, whereupon this letter and your acceptance shall constitute a valid and legally binding agreement among us.

Very truly yours,

OMNICARE, INC.

By:
Name:
Title:

Accepted and agreed as of the date first above written:

LEHMAN BROTHERS INC.

By:
Authorized Representative